Exhibit 10.19

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (the “Amendment”) is made by and between United Online, Inc., a Delaware corporation (the “Company”), and Paul E. Jordan (the “Employee”), effective as of January 25, 2013.

RECITALS

WHEREAS, the Company and the Employee entered into an Employment Agreement on February 7, 2011 (the “Agreement”); and

WHEREAS, the Company and the Employee now wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound hereby, agree as follows:

1.             The third paragraph following Section 7(b)(III) of the Agreement is hereby amended and restated to read as follows:

If Employee’s employment is terminated by the Company “without cause” (as defined below) or if Employee terminates his employment with the Company for “good reason” (as defined below) during the Term and within the twenty-four (24) month period beginning on the effective date of a Qualifying Change in Control (as defined below), the Separation Payment to which Employee becomes entitled under this Section 7(b) or under Section 7(a) above upon Employee’s satisfaction of the Release Condition will be payable in a single lump-sum payment on the first regular payday for the Company’s salaried employees, within the sixty (60)-day period following the date of Employee’s “separation from service” (as defined below) as a result of Employee’s termination “without cause” (as defined below) or Employee’s resignation for “good reason” (as defined below), on which Employee’s executed Release is effective and enforceable in accordance with its terms following the expiration of the applicable revocation period in effect for that Release.  However, should such sixty (60)-day period span two taxable years, then such payment shall be made during the portion of that period that occurs in the second taxable year.  Any Separation Payment to which Employee becomes entitled hereunder in connection with a termination following a Change in Control other than a Qualifying Change in Control will be paid in installments as set forth in the immediately preceding paragraph of this Section 7(b).  For purposes of this Agreement, a “Change in Control” shall have the meaning assigned to such term in the Company’s 2010 Incentive Compensation Plan (or successor thereto), and a “Qualifying Change in Control” shall mean the date on which there occurs a “Change in Control” (as defined above)

that also qualifies as: (i) a change in the ownership of the Company, as determined in accordance with Section 1.409A-3(i)(5)(v) of the Treasury Regulations, (ii) a change in the effective control of the Company, as determined in accordance with Section 1.409A-3(i)(5)(vi) of the Treasury Regulations, or (iii) a change in the ownership of a substantial portion of the assets of the Company, as determined in accordance with Section 1.409A-3(i)(5)(vii) of the Treasury Regulations.  For the avoidance of doubt, if all or substantially all of the businesses or assets comprising the Company’s FTD segment, Communications segment or Content & Media segment are sold, spun off or otherwise disposed of in one or a series of related transactions, the consummation of such sale, spin-off or other disposition shall be deemed to be a Change in Control; provided, however, that (x) if all or substantially all of the businesses or assets of any two of Memory Lane, Inc. (i.e., the domestic business), StayFriends GmbH and MyPoints.com, Inc. are sold, spun off or otherwise disposed of in one or a series of related transactions, the consummation of such sale, spin-off or other disposition of any two of those businesses, in and of itself, shall be deemed to be a Change in Control, and (y) if all or substantially all of the Company’s MyPoints.com, Inc. business or assets are sold, spun off or otherwise disposed of in one or a series of related transactions, the consummation of such sale, spin-off or other disposition, in and of itself, shall not be deemed to be a Change in Control.

2.             Except as modified by this Amendment, the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Employee have executed this Amendment, in the case of the Company by a duly authorized officer, as of the date stated in the opening paragraph.

UNITED ONLINE, INC.

/s/ Mark R. Goldston		Date: January 25, 2013
By:	Mark R. Goldston
Chairman, President and Chief Executive Officer

EMPLOYEE

/s/ Paul E. Jordan		Date: January 25, 2013
Paul E. Jordan